AMENDMENT TO THE
                            ADMINISTRATION AGREEMENT

          THE ADVISORS' INNER CIRCLE FUND II (FORMALLY, THE ARBOR FUND)

              HANCOCK HORIZON TREASURY SECURITIES MONEY MARKET FUND
                  HANCOCK HORIZON TAX EXEMPT MONEY MARKET FUND
                   HANCOCK HORIZON STRATEGIC INCOME BOND FUND
                           HANCOCK HORIZON VALUE FUND
                           HANCOCK HORIZON GROWTH FUND
                         HANCOCK HORIZON BURKENROAD FUND
                     HANCOCK HORIZON PRIME MONEY MARKET FUND

                         SCHEDULE DATED FEBRUARY 1, 2006
                         TO THE ADMINISTRATION AGREEMENT
                             DATED JANUARY 28, 1993
                    AS AMENDED AND RESTATED NOVEMBER 12, 2002
                                     BETWEEN
                                 THE ARBOR FUND
                                       AND
                      SEI INVESTMENTS GLOBAL FUND SERVICES

Fees: Pursuant to Article 4, the Trust shall pay the Administrator compensation for services rendered to the Hancock Horizon Funds (the "Portfolios") at an annual rate, which is calculated and acccrued daily and paid monthly, according to the following schedule:

         ---------------------------------------------------- ----------------------------------------------
                       Fee (as a percentage of
                  aggregate average annual assets)                   Aggregate Trust Assets
         ---------------------------------------------------- ----------------------------------------------
         ---------------------------------------------------- ----------------------------------------------
                  0.125%                                               first $350 million
         ---------------------------------------------------- ----------------------------------------------
         ---------------------------------------------------- ----------------------------------------------
                  0.10%                                                next $400 million
         ---------------------------------------------------- ----------------------------------------------
         ---------------------------------------------------- ----------------------------------------------
                  0.08%                                                over $750 million
         ---------------------------------------------------- ----------------------------------------------

         The foregoing is subject to a minimum annual fee of $400,000, subject to the following:

o For each Portfolio opened hereafter, the minimum annual fee will be increased by $75,000; and

o For each additional class of Shares of a Portfolio established after the initial three (3) classes of Shares per Portfolio, the minimum annual fee will be increased by $10,000.

         The Trust will be separately charged $8 per call for each incoming and outgoing investor service call. Further, if the Trust opens a Portfolio or a class directed toward retail investors, the Trust will use the Administrator's Voice Response Unit at the then-prevailing fee.

Term: Pursuant to Article 6, this Agreement shall become effective on May 31, 2003 and shall remain in effect for an Initial Term of five (5) years from such date and, thereafter, for successive Renewal Terms of three
         (3) years each, unless and until this Agreement is terminated by providing at least ninety (90) days notice prior to the expiration of the then-current term. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.



         Agreed to and Accepted by:


         Advisors' Inner Circle Fund II
         (Formally, The Arbor Fund)


         BY:  /s/ James Ndiaye
              ----------------------
              Name:  James Ndiaye
              Title:  Vice President


         SEI Investments Global Funds Services

         BY:  /s/ Sterling Meyer
              --------------------------------
              Name:  Sterling Meyer
              Title:  Executive Vice President


         Acknowledged and Agreed to by:


         Horizon Advisers, a division of Hancock Bank, N.A.


         BY:  /s/ illegible signature
              --------------------------------
              Name:  Illegible signature
              Title:  Executive Vice President